UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2015

WASHINGTON PRIME GROUP INC.*

(Exact name of registrant as specified in its charter)

INDIANA

(State or Other Jurisdiction of Incorporation)

001-36252	046-4323686
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street

Columbus, Ohio 43215

(Address of Principal Executive Offices and Zip Code)

(614) 621-9000

(Registrant’s Telephone Number, Including Area Code)

* On January 15, 2015, Washington Prime Group Inc. began doing business as WP Glimcher.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2015, the Compensation Committee of the Board of Directors of Washington Prime Group Inc. (the “Company”) approved the 2015 annual incentive cash bonus plan for executive officers.  The 2015 annual incentive plan has two main components:

•                  Funding of the Plan — The 2015 annual incentive cash bonus plan will be funded if a specified threshold level of funds from operations (“FFO”) per diluted share, as adjusted (as described below) is achieved for 2015, with actual bonuses to be determined by the Compensation Committee based on its assessment of the achievement of the performance goals described below.  If actual FFO per diluted share, as adjusted, is below threshold, the bonus plan will not be funded and no bonuses will be paid pursuant to the 2015 plan.

•                  Performance Goals — If the threshold level of FFO per diluted share, as adjusted, for 2015 is attained, annual incentive cash bonuses to participants will be based on achievement of the following performance goals:

•                  FFO per diluted share, as adjusted — 50% weight;

•                  strategic goals — 25% weight; and

•                  individual goals — 25% weight.

For purposes of the 2015 plan, FFO per diluted share shall be adjusted to exclude merger and/or transaction costs, non-contemplated acquisitions, dispositions and debt-related costs, as determined by the Compensation Committee.  For the FFO per diluted share, as adjusted component, the payout will range from 35% for threshold performance, 100% for target performance and 150% for maximum performance levels of FFO per diluted share, as adjusted.

The strategic goals, which will apply to all executive officers, consist of:

•                  progress towards moving off the Simon Property Group, Inc. platform no later than May 2016;

•                  closing of the Company’s pending joint venture transaction with O’Connor Capital Partners;

•                  successful refinancing of existing bridge loan;

•                  achieving a specified net debt-to-equity ratio;

•                  building a solid organizational structure; and

•                  analysis, evaluation and initiation of growth opportunities.

At the conclusion of the year, the Compensation Committee will determine the payout of the strategic component based on its qualitative assessment of progress toward executing the Company’s strategy as reflected by the individual strategic goals. There is no specific weighting of the individual strategic goals.   The payout for the strategic goal component will range from 25% for threshold, 100% for target and 150% for maximum levels of performance.

The Compensation Committee will establish individual goals for all of the executive officers.  At the conclusion of the year, the Compensation Committee will evaluate the performance of the Executive Chairman and the Chief Executive Officer compared to their respective objectives, and review all other participant’s individual performance taking into account the evaluations of the Executive Chairman and the Chief Executive Officer.  The payout for the individual goal component will range from 25% for threshold, 100% for target and 150% for maximum levels of performance.

Possible 2015 annual incentive cash bonus payouts at threshold, target and maximum for each of the Company’s named executive officers who are participants in the plan, Mark Ordan, Executive Chairman, Butch Knerr, Executive Vice President and Chief Operating Officer, C. Marc Richards, Executive Vice President and Chief Administrative Officer,  Robert Demchak, Secretary and General Counsel and Michael Gaffney, Executive Vice President, Capital Markets, its principal executive officer, Michael Glimcher, Vice Chairman and Chief Executive Officer, and its principal financial officer, Mark Yale, Executive Vice President and Chief Financial Officer, are as follows:

	Threshold (1)	Target (2)	Maximum (3)
Mr. Ordan	$495,000	$1,650,000	$2,475,000
Mr. Glimcher	495,000	1,650,000	2,475,000
Mr. Yale	187,500	625,000	937,500
Mr. Knerr	259,875	866,250	1,299,375
Mr. Richards	202,500	675,000	1,012,500
Mr. Demchak	126,563	421,875	632,813
Mr. Gaffney	105,000	350,000	525,000

(1)         Represents 30% of target reflecting the weighted average of the threshold levels for each of the performance goals (FFO per diluted share, as adjusted, 50% x 35%; strategic goals, 25% x 25%; and individual goals, 25% x 25%).

(2)         Represents the target levels of the 2015 cash bonuses set forth in the employment agreements with Mr. Ordan and Mr. Glimcher (200% of 2015 annual base salary each) and as determined by the Compensation Committee for each of the other individuals (as a percent of annual base salary: Mr. Yale, 125%; Mr. Knerr, 175%; Mr. Richards, 150%; Mr. Demchak, 112.5%; and Mr. Gaffney, 100%).

(3)         Represents 150% of target reflecting the weighted average of the maximum levels for each of the performance goals (FFO per diluted share, as adjusted, 50% x 150%; strategic goals, 25% x 150%; and individual goals, 25% x 150%).

On March 27, 2015, the Compensation Committee also approved performance criteria for 2015 annual LTIP unit awards to be granted to the above individuals in 2016 no later than the completion of the Company’s 2015 audited financial statements, as follows:

•                  total shareholder return (“TSR”) of the Company for 2015 compared to the MSCI US REIT Index, calculated on a net basis and represented by the MSCI US REIT Index EFT (Symbol ^RMZ) — 60% weight.  The payout for the TSR component ranges from 100%, 1 percentage point above the Index; 75%, at the Index; 50%, 2 percentage points below the Index; and 0%, 4 percentage points below the Index with interpolation between levels.  The Compensation Committee has retained the ability to use the Company’s average common share price for the relative TSR performance determination in the event of anomalous events at year-end; and

•                  strategic results based on the strategic goals identified in the 2015 annual incentive cash bonus plan — 40% weight.  The payout for the strategic goal component will range from 0% to 100%, based on the Compensation Committee’s qualitative assessment of the Company’s performance relative to the strategic goals.

The Compensation Committee also approved the dollar amount of 2015 annual LTIP unit awards (as a multiple of 2015 annual base salary) at maximum, as set forth in the table below.

	2015 Annual Base Salary	2015 Annual LTIP Unit Awards at Maximum (as a Multiple of 2015 Annual Base Salary) (1)	Multiple
Mr. Ordan	$825,000	$2,475,000	300%
Mr. Glimcher	825,000	2,475,000	300%
Mr. Yale	500,000	500,000	100%
Mr. Knerr	495,000	495,000	100%
Mr. Richards	450,000	450,000	100%
Mr. Demchak	375,000	375,000	100%
Mr. Gaffney	350,000	350,000	100%

(1)               The maximum number of 2015 annual LTIP units that can be earned by each individual will be determined by dividing the dollar amount in this column by the average trading price of the Company’s common shares during the last 15 trading days of 2015.

The earned 2015 annual LTIP units will vest one-third on each of January 1, 2017, 2018 and 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON PRIME GROUP INC.
(Registrant)

Date: April 2, 2015	By:	/s/ Robert P. Demchak
	Name:	Robert P. Demchak
	Title:	Secretary and General Counsel